Exhibit 3.1

CONFORMED VERSION

THE COMPANIES LAW (2004 REVISION)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM & ARTICLES

OF

ASSOCIATION

OF

NOAH EDUCATION HOLDINGS LTD.

(Amended and Restated by Special Resolution dated March 16, 2007 and conformed to include amendments made by

Special Resolutions dated June 8, 2007 and June 21, 2007.)

TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION

The Name of the Company	4
The Registered Office of the Company	4
The Objects for which the Company is established	4
The Liability of the Members	4
The Capital of the Company	4

ARTICLES OF ASSOCIATION

TABLE A	6

INTERPRETATION	6

PRELIMINARY	10

SHARES	10

BUSINESS	10

VARIATION OF RIGHTS ATTACHING TO SHARES	10

CERTIFICATES	11

FRACTIONAL SHARES	11

LIEN	11

CALLS ON SHARES	12

FORFEITURE OF SHARES	12

TRANSFER OF SHARES	13

TRANSMISSION OF SHARES	14

ALTERATION OF CAPITAL	14

EMPLOYEE SHARES	15

INFORMATION RIGHTS	15

RIGHT OF FIRST OFFER	16

RIGHT OF FIRST REFUSAL	17

CO-SALE RIGHTS	18

DRAG-ALONG RIGHT	20

REDEMPTION	21

CONVERSION	22

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	29

GENERAL MEETINGS	29

NOTICE OF GENERAL MEETINGS	30

PROCEEDINGS AT GENERAL MEETINGS	30

VOTES OF MEMBERS	31

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	32

DIRECTORS	32

ALTERNATE DIRECTOR	33

POWERS AND DUTIES OF DIRECTORS	34

MATTERS REQUIRING CONSENT OF PREFERENCE SHAREHOLDERS	35

INITIAL PUBLIC OFFERING	38

BORROWING POWERS OF DIRECTORS	38

THE SEAL	38

DISQUALIFICATION OF DIRECTORS	38

PROCEEDINGS OF DIRECTORS	39

DIVIDENDS	41

ACCOUNTS AND AUDIT	42

CAPITALISATION OF PROFITS	42

SHARE PREMIUM ACCOUNT	43

NOTICES	43

INDEMNITY	44

NON-RECOGNITION OF TRUSTS	45

LIQUIDATION	45

AMENDMENT OF ARTICLES OF ASSOCIATION	46

REGISTRATION BY WAY OF CONTINUATION	46

THE COMPANIES LAW (2004 REVISION)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

NOAH EDUCATION HOLDINGS LTD.

(Amended and Restated by Special Resolution dated March 16, 2007 and conformed to include amendments made by

Special Resolutions dated June 8, 2007 and June 21, 2007.)

1.	The name of the Company is NOAH EDUCATION HOLDINGS LTD.

2.	The Registered Office of the Company will be situated at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2004 Revision).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (2004 Revision).

5.	Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2004 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2004 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2004 Revision).

6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8.	The capital of the Company is US$50,000.00 divided into 500,000,000.00 shares of a nominal or par value of US$0.0001 each of which 300,000,000.00 shall be designated

Ordinary Shares and 200,000,000.00 shall be designated Series A Preference Shares, provided always that subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9.	The Company may exercise the power contained in Section 226 of the Companies Law (2004 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

THE COMPANIES LAW (2004 REVISION)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

NOAH EDUCATION HOLDINGS LTD.

(Amended and Restated by Special Resolution dated March 16, 2007 and conformed to include amendments made by

Special Resolutions dated June 8, 2007 and June 21, 2007.)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the first schedule of the Companies Law (2004 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:

INTERPRETATION

1.	In these Articles:

“Alpha” refers to Alpha Century Assets Limited;

“Amended and Restated Shareholders Agreement” means the Amended and Restated Shareholders Agreement dated March 16, 2007, and entered into by and among BVI, BVI Existing Shareholders, Baring, Alpha, Lehman Brothers, and the Company as the same may be amended from time to time;

“Associate” means (i) as to any body corporate, any other body corporate, unincorporated entity or person directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with, such body corporate; and (ii) as to any individual, his spouse, or legitimate child;

“BAPE Group” refers to Baring Asia Private Equity Fund B.V., its wholly owned subsidiaries, and wholly owned investment vehicles and funds solely managed by Baring Private Equity Partners Group, its holding company or any company which is a wholly owned subsidiary, associated or affiliated company of Baring Private Equity Partners Group or its holding company;

“Baring” refers to Baring Asia II Holdings (22) Limited;

“Business Day” means a day, excluding Saturdays, on which banks in Hong Kong are open for business throughout their normal business hours;

“BVI” means Jointly Gold Technologies Ltd., First Win Technologies Ltd., Global Wise Technologies Ltd., Gallop Jumbo International Limited, Dynamic View Investments Limited and Master Topful Limited, collectively;

“BVI Existing Shareholders” refer to XU Dong, TANG Benguo, WANG Xiaotong and MA Li;

“Companies Law” means the Companies Law (2004 Revision) of the Cayman Islands as amended from time to time;

“Completion” means the completion of the purchase and sale of the selling shares in accordance with the provisions in the Share Purchase Agreement;

“Completion Date” means date of the Completion;

“Control” means in relation to a body corporate, the power of a person directly or indirectly to secure that the affairs of such body corporate are conducted in accordance with the wishes of that person: (i) by means of the holding of shares or the possession of voting power (either at shareholder level or director level) in or in relation to that or any other body corporate; or (ii) by virtue of any powers conferred by the memorandum and articles of association or by-laws or other similar documents regulating that or any other body corporate;

“Directors” and “Board of Directors” means the Directors of the Company for the time being;

“Dispose” means to make or to effect any sale, assignment, exchange, transfer, or to grant any option, right of first refusal or other right or interest whatsoever or to enter into agreement for any of the same and the expression “Disposal” shall be construed accordingly;

“ESOP” means any equity incentive plan adopted by the Company from time to time in relation to the grant or issue of stock options to its employees, officers, directors, consultants and/or other eligible persons;

“ESOP Share” means any Ordinary Share granted pursuant to stock options under the ESOP;

“Group Companies” refer to the Company and its Subsidiaries from time to time and the expression “Group” shall be construed accordingly;

“Lehman Brothers” refers to Lehman Brothers Commercial Corporation Asia Limited;

“Lehman Brothers Group” refers to Lehman Brothers Commercial Corporation Asia Limited and any of its wholly owned subsidiaries, associated or affiliated companies;

“Liquidation Event” means any liquidation, winding up or dissolution of the Company, or any Sale Event, or any initial public offering of securities in the Company which is not a Qualified IPO; for the avoidance of doubt, a Qualified IPO is not a Liquidation Event;

“Member” means a person whose name is entered in the Register of Members and includes each subscriber to the Memorandum of Association pending the issue to him of the subscriber share or shares;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Ordinary Shares” means ordinary shares of par value of US$0.0001 each in the capital of the Company;

“Original Contribution” means in respect of Lehman Brothers Group, the purchase price of the Series A Preference Shares purchased by it under the Share Purchase Agreement, which totaled US$10,000,006 (at US$12.28416 per share, for 814,057 Series A Preference Shares in total); and in respect of BAPE Group and Alpha, their pro rata share of the difference between the total subscription price of the Series A Preference Shares issued under the Share Subscription Agreement (US$16 million) and Lehman Brothers Group’s Original Contribution (US$10,000,006), which equal US$5,999,994. For the avoidance of doubt, BAPE Group’s Original Contribution shall be deemed to be US$4,999,994 and Alpha’s Original Contribution shall be deemed to be US$1,000,000;

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Preference Shareholders” refer to holders of Series A Preference Shares;

“Qualified IPO” refers to a firmly underwritten initial public offering by the Company of its Ordinary Shares on any public stock exchange of international reputation and standing with total offering proceeds to the Company of not less than US$50 million (or any cash proceeds of other currency of equivalent value) (before deduction of underwriters commissions and expenses);

“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

“Sale Event” means any trade sale, merger, acquisition, reorganisation or other transaction involving the Company in which the original Shareholders do not retain a majority of the voting power in the surviving entity, or any change in the control, or a sale of all or substantially all of the assets or business of the Company;

“Seal” means the Common Seal of the Company (if adopted) including any facsimile thereof;

“Series A Preference Shares” mean series A preference shares of par value of US$0.0001 each in the capital of the Company;

“Share” means any share in the capital of the Company, including a fraction of any share;

“Share Purchase Agreement” means the share purchase agreement dated March 7,

2006, and entered into by and among Baring, Lehman Brothers, BVI (excluding Master Topful Limited), BVI Existing Shareholders, Noah Education Technology (Shenzhen) Co. Ltd., Innovative Noah Electronic (Shenzhen) Co. Ltd., New Noah Technology (Shenzhen) Co. Ltd., Bright Sound Electronic (Shenzhen) Co. Ltd. and the Company;

“signed” includes a signature or representation of a signature affixed by mechanical means;

“Shareholders” means any or all of those persons and entities at any time holding any class of Shares of the Company;

“Special Resolution” means a resolution passed in accordance with Section 60 of the Companies Law, being a resolution:

(a)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

“Subsidiary” has the meaning ascribed to it by section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Subscription Agreement” means the share subscription agreement dated April 19, 2004, and entered into by and among Baring, Alpha, BVI (excluding Master Topful Limited), BVI Existing Shareholders, WONG Sinfung and the Company.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(e)	references to a “dollar” or “dollars” or $ is a reference to dollars of the United States; and

(f)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3.	Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced as soon after incorporation as the Directors see fit.

5.	The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

6.	Subject to the provisions in these Articles and the Amended and Restated Shareholders Agreement, all shares for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted or Disposed of in such manner, to such persons and on such terms as the Directors in their absolute discretion may think fit.

7.	The Company may insofar as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

BUSINESS

8.	Any business plan prepared by or for the Company and delivered to the Preference Shareholders shall be carried out by the Company on a best endeavours basis.

VARIATION OF RIGHTS ATTACHING TO SHARES

9.	If at any time the share capital is divided into different classes of Shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of 85% of the issued Shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of Shares of the class present in person or by proxy at a separate general meeting of the holders of the Shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll. Any action that authorises, creates or issues Shares of any class, or reclassifies or converts any issued Shares of any classes in the Company having rights superior to the Ordinary Shares or the Series A Preference Shares, whether in terms of voting rights or of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company, or having rights on a parity in all respects with the Series A Preference Shares shall be deemed a variation of rights.

10.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied or abrogated by the redemption or purchase of Shares of any class by the Company.

CERTIFICATES

11.	Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

12.	If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.

FRACTIONAL SHARES

13.	The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

LIEN

14.	The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all distributions payable thereon.

15.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

16.	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

17.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

18.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their partly paid shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

19.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

20.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

21.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

22.	The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

23.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

24.	If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

25.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

26.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

27.	A forfeited share may be sold or otherwise Disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

28.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares forfeited.

29.	A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the share.

30.	The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or Disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

31.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

32.	The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the Directors, shall also be executed on behalf of the transferee, shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

33.	The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

34.	The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

35.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

36.	The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

37.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

38.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

38A.	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by way of an ordinary resolution of Members. The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

ALTERATION OF CAPITAL

39.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

40.	The Company may by Special Resolution:

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(c)	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

41.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

EMPLOYEE SHARES

42.	Subject to the terms and conditions as set out in the Amended and Restated Shareholders Agreement, the Directors shall have power to grant share options to the key employees, directors, consultants and officers of the Company to acquire Ordinary Shares pursuant to bona fide employment-related ESOP approved by the Directors; provided that the total number of Shares issued or issuable pursuant to the ESOP shall not in aggregate exceed 5% of the fully-diluted issued share capital of the Company from time to time.

INFORMATION RIGHTS

43.	The Company shall deliver to each Preference Shareholder then holding no less than 5 percent of all issued and outstanding share capital of the Company on a fully-diluted and as-converted basis the following documents and information of each Group Company:

(a)	audited annual consolidated financial statements within 90 days after the end of each fiscal year, audited by an international “Big 4” accounting firm with operations in the People’s Republic of China of the Company’s choice;

(b)	unaudited quarterly consolidated financial statements within 45 days of the end of each fiscal quarter;

(c)	unaudited monthly consolidated financial statements within 30 days of the end of each month;

(d)	copies of all quarterly, annual, extraordinary or other reports filed by the Company with relevant securities exchange, regulatory authority or governmental agency, such as the Securities Exchange Commission (“SEC”) of U.S.A. and other documents and information sent to the Shareholders (in their capacity as a shareholder of the Company); and

(e)	an annual budget within 30 days prior to the end of each fiscal year; and

(f)	copies of all board resolutions, board meeting agenda and meeting minutes.

All the financial statements referred to in this Article shall be prepared in conformance with the International Financial Reporting Standards and shall include a balance sheet, profit and loss accounts and statement of cash flows and, only in respect of audited statements, all directors’ notes thereto (if any).

44.	Each Preference Shareholder then holding no less than 5 percent of all issued and outstanding share capital of the Company on a fully-diluted and as-converted basis shall have the following rights during normal business hours: (i) inspection rights of the books and records (including without limitation financial records) of the Company; (ii) inspection rights of the plant, equipment, stock in trade and facilities of the Company and (iii) the right to discuss the business, operations and management and other matters of the Company with their respective directors, officers, employees, accountants, legal counsel and investment bankers.

45.	The information and inspection rights under the section of these Articles headed “Information Rights” shall be terminated upon the closing of a Qualified IPO of the Company.

RIGHT OF FIRST OFFER

46.	All Members shall have a right of first offer to purchase and subscribe for an amount of any New Shares (as defined below) which the Company proposes to issue sufficient to maintain such Member’s proportionate beneficial ownership interest in the Company (on an as-if-converted basis for Preference Shareholders). “New Shares” shall mean any Shares of the Company other than:

(a)	Shares issued pursuant to the conversion rights applicable to the Series A Preference Shares;

(b)	Shares issued pursuant to a Qualified IPO;

(c)	Shares issued in consideration of a bona fide acquisition by the Company of another corporation by merger or purchase of substantially all its assets;

(d)	Shares issued to employees, officers or directors of the Company pursuant to ESOP provided that the issue of such Shares shall be subject to the restrictions set forth in Article 42;

(e)	Shares issued upon exercise of any outstanding options or warrants; and

(f)	Shares issued pursuant to the consent in writing of all Members for the time being.

47.	If the Company wishes to make any issue of New Shares, it shall prior to such issue give each Member a written notice of the proposed issue. The notice shall set forth the terms and conditions of the proposed issue (including the number of New Shares to be offered and the price, if any, for which the Company proposes to offer such New Shares), and shall constitute an offer to issue the relevant portion of the New Shares to the Members on such terms and conditions.

48.	All Members may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within 14 Business Days after receipt of the notice of the Company of the proposed issue. Any Member exercising its right of first offer shall be entitled to participate in the purchase of New Shares on a pro rata basis to the extent necessary to maintain its proportionate beneficial ownership interest in the Company (its “Pro Rata Portion”) (and for purposes of determining any Preference Shareholder’s Pro Rata Portion, any Member or other share holder shall be treated as owning that number of Shares into which any outstanding convertible shares may be converted. If any member fails to purchase or does not accept its Pro Rata Portion, the other Member(s) shall have the right to purchase up to the balance of the New Shares not so purchased. This right of over-subscription may be exercised by each Member by notifying the Company of its desire to purchase more than its Pro Rata Portion.

49.	The Company shall, in writing, inform promptly each Member which elects to purchase more than its Pro Rata Portion of the New Shares of any other Shareholder’s failure to do so.

50.	If a Member who elects to exercise its right of first offer does not complete the subscription of such New Shares within five (5) Business Days after delivery of its Acceptance Notice to the Company, the Company may complete the issue of New Shares on the terms and conditions specified in the Company’s notice within seven (7) Business Days following the expiration of such five (5) Business Day period.

51.	If the Company does not complete the issue of the New Shares within such seven (7) Business Days’ period, the right of first offer provided hereof in respect of such New Shares shall be deemed to be revived and the New Shares shall not be offered to any person unless first re-offered to all of the Member(s) in accordance with this section of these Articles headed “Right of First Offer.”

52.	The rights of each Member under this section of these Articles headed “Right of First Offer” shall terminate upon:

(a)	that point of time when such Member no longer owns any Share; or

(b)	the consummation of a Qualified IPO.

RIGHT OF FIRST REFUSAL

53.	Lehman Brothers shall not Dispose of (including but not limited to lending, pledge, sell, short-sell), nor enter into any agreement to Dispose of or otherwise create any financial derivatives, options, rights, interests or encumbrances in respect of any Shares of the Company owned by Lehman Brothers within a period of time from the Completion Date to the date falling 180 days after the listing of the Company under a Qualified IPO. If a Qualified IPO does not occur by June 30, 2008, subject to the other provisions of this section of these Articles headed “Right of First Refusal”, Lehman Brothers shall have the right to freely transfer any Shares of or other interests in the Company owned by it to any party of its choosing, at a price and on terms and conditions as determined by Lehman Brothers and its future buyer at their sole discretion.

54.	Before any Shares may be sold or otherwise transferred or Disposed of by any ordinary shareholder or any Series A Preference Shareholder (“Selling Shareholder”) to any proposed purchaser or other transferee (“Proposed Transferee”), all the other ordinary shareholders and Series A Preference Shareholders (“Remaining Shareholders”) shall have a right of first refusal (“Right of First Refusal”) to purchase such shares (“Offered Securities”) in accordance with the terms hereunder.

55.	Before the transfer of any Offered Securities, the Selling Shareholder shall deliver to the Company and the Remaining Shareholders a written notice (“Transfer Notice”) stating:

(a)	the Selling Shareholder’s intention to sell or otherwise transfer or Dispose of such Offered Securities;

(b)	the number of Offered Securities to be transferred to each Proposed Transferee; and

The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities at the price for which the Selling Shareholder proposes to transfer the Offered Securities (“Offered Price”) to the Remaining Shareholders.

56.	(a)

Each Remaining Shareholder shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (“Purchase Right Period”), to purchase its Pro Rata Share (as defined below) of all or any of such Offered Securities at the Offered Price and upon the same terms (or terms as similar as reasonably practicable) upon which the Selling Shareholder is proposing or is to Dispose of such Offered Securities, and the Selling Shareholder shall, upon receipt of the notice of purchase from a Remaining Shareholder, sell such Offered Securities to such Remaining Shareholder pursuant to such terms. In respect of a Remaining Shareholder, its “Pro Rata Share” for the purposes of this section of these Articles headed “Right of First Refusal” shall mean the ratio of (i) the number of Shares (on an as-if-converted basis) held by such Remaining Shareholder bears to (ii) the total number of Shares (on an as-if-converted basis) held by all the Remaining Shareholders.

(b)	The Selling Shareholder shall grant to the Remaining Shareholders the right of over-subscription such that if any Remaining Shareholder fails to purchase its Pro Rata Share, the other Remaining Shareholders shall have the right (on a pro rata basis or such other basis as may be agreed among the Remaining Shareholders) to purchase up to the balance of the Offered Securities not so purchased. Such right of over-subscription may be exercised by any Remaining Shareholder by notifying the Selling Shareholder of its desire to purchase more than its Pro Rata Share.

(c)	Upon expiration of the Purchase Right Period, the Selling Shareholder will provide the notice to each remaining Shareholders as to whether the Right of First Refusal has been exercised by any of the Remaining Shareholders and whether any of them intends to exercise the right of over subscription (“Expiration Notice”).

57.	If and to the extent any of the Offered Securities proposed in the Transfer Notice to be transferred are not purchased by the Remaining Shareholders, then after the issue of the Expiration Notice and subject to the co-sale rights set forth hereof, the Selling Shareholder may sell or otherwise transfer or Dispose of such Offered Securities which have not been purchased to the Proposed Transferee(s) at the Offered Price or at a higher price.

58.	The rights of a Shareholder under this section of these Articles headed “Right of First Refusal” shall terminate upon:

(a)	that point in time when such Member no longer owns any Share in the Company; or

(b)	the consummation of a Qualified IPO.

CO-SALE RIGHTS

59.

In the event that the Selling Shareholder is any of the BVI, each Preference Shareholder shall have the right to participate in any sale or Disposal to the Proposed Transferee upon the same terms and conditions as set forth by the Selling Shareholder in the Transfer Notice in accordance with the terms and conditions set forth hereof and provided that such Preference Shareholder converts all Shares, the subject of such sale, to Ordinary Shares prior to the completion of a sale pursuant to this section of these Articles headed “Co-sale Rights.” Each Preference Shareholder shall exercise its right by delivering to the Selling Shareholder, within five (5) Business Days after receipt of the Expiration Notice, written notice of its intention to participate, specifying the number of Ordinary Shares such Preference Shareholder desires to sell to the Proposed Transferee. At the closing of the transaction, such Preference Shareholder shall deliver one or more certificates representing the number of Ordinary Shares which it elects to sell hereunder together with instrument of transfer and other documents necessary for transfer of such Ordinary Shares to the Proposed Transferee, and the Selling Shareholder shall procure that the Proposed Transferee shall pay to such Preference Shareholder a pro rata amount of the purchase price received from the Proposed Transferee. To facilitate the sale and delivery of share certificate of such Ordinary Shares of the Selling Shareholder, the Company undertakes to the Preference Shareholders that it shall, subject to compliance with all applicable laws, effect and register the conversion of Series A Preference Shares into Ordinary Shares, and provide relevant share certificates therefor to the Selling Shareholder as soon as practicable upon any request for conversion.

60.	Each Preference Shareholder shall have the right to co-sell up to such number of Shares equal to the product of (1) the number of Offered Securities multiplied by (2) a fraction, the numerator of which is the number of Ordinary Shares issuable upon conversion of all Shares (excluding any outstanding warrants) owned by such Preference Shareholder, and the denominator of which is (i) the number of the numerator plus (ii) the number of Shares (on an as-if-converted basis with the exclusion of any outstanding warrants) held by the Selling Shareholder and all other Preference Shareholders (if any). In the event that the Proposed Transferee desires to purchase a number of Shares different from the amount of the Offered Securities, the amount that the Proposed Transferee desires to purchase shall be substituted for Offered Securities in the above equation for the purpose of determining each Preference Shareholder’s participation rights.

61.	If the Proposed Transferee refuses to purchase Shares from any Preference Shareholder exercising its rights of co-sale under this section of these Articles headed “Co-sale Rights”, the Selling Shareholder shall not sell to the Proposed Transferee any Shares unless and until, simultaneously with such sale or transfer, such Selling Shareholder shall purchase such Shares from such Preference Shareholder on the same terms and conditions specified in the Transfer Notice.

62.	The exercise or non-exercise of the right to participate under this section of these Articles headed “Co-sale Rights” with respect to a particular sale or Disposal by any Selling Shareholder shall not adversely affect any Preference Shareholder’s right to participate in subsequent sales or Disposals by any Selling Shareholder pursuant to this section of these Articles headed “Co-sale Rights.”

63.	Any sale, assignment or other transfer or Disposal of Offered Securities by any Selling Shareholder contrary to the provisions of these Articles and in the Amended and Restated Shareholders Agreement shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until such Selling Shareholder has satisfied the requirements of these Articles and the Amended and Restated Shareholders Agreement with respect to such sale or Disposal.

64.	The Right of First Refusal and the co-sale rights set forth in these Articles shall not apply to:

any transfer of Shares to a wholly-owned subsidiary of the Selling Shareholder or a wholly-owned subsidiary of the holding company of the Selling Shareholder or to any member(s) of BAPE Group or Lehman Brothers Group (if the Selling Shareholder is the Preference Shareholder or another member of BAPE Group or Lehman Brothers Group) (“Permitted Transferee”), provided that in each case the Selling Shareholder shall remain to be bound by these Articles and the Permitted Transferee shall agree to be bound by these Articles and that the Selling Shareholder shall procure that the Permitted Transferee shall not transfer its Shares except to the Selling Shareholder or other Permitted Transferee(s) of the Selling Shareholder. Regardless of the stipulations of Article 33, the Directors shall approve and register the transfer of Shares stipulated in this Article 64.

65.	The Co-sale Rights of a Preference Shareholder under these Articles shall terminate upon:

(a)	that point of time when such Preference Shareholder no longer owns any Share of the Company; or

(b)	the consummation of a Qualified IPO.

66.	Each certificate representing the Shares shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):

The securities represented by this certificate are subject to certain restrictions on transfer as set forth in an Amended and Restated Shareholders’ Agreement dated as of March 16, 2007, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate.

67.	The above provisions of these Articles of Co-sale Rights shall be mutatis mutandis applicable to BVI in the event that the Selling Shareholder is any of Preference Shareholders.

DRAG-ALONG RIGHT

68.	In the event that any person or entity (“Acquirer”) offers to acquire the entire issued share capital of the Company at a consideration of not less than US$400,000,000.00 (“Drag Along Event”), the Preference Shareholders holding no less than an aggregate of 90% of the outstanding Series A Preference Shares shall have the right to give notice (“Drag Along Notice”) to all other Members to require all other Members to sell and transfer all (but not part) of their Shares and other securities to the Acquirer and (if applicable) the benefit of all loans owing by the Company to the Members, subject to and upon such terms and conditions as the Preference Shareholders may require (including, for example, title warranties from each Member and representations, warranties and indemnities from the Members and regarding the Company).

69.	After receipt of the Drag Along Notice by the other Shareholders, all Members (other than the Preference Shareholders) shall sell and transfer, to the Acquirer all their

Shares and other securities (including without limitation Shares and options under ESOP) and (if applicable) the benefit of all loans owing by the Company to the Members, and shall sign and execute such documents, deeds and instruments as required by the Preference Shareholders and shall take such steps as required by the Preference Shareholders for the purposes of or in connection with such sale.

70.	Upon receipt of the written request that sets out the details including but not limited to the identity of the Acquirer, the price and payment terms of the Drag Along Event of the Preference Shareholder, all Members (other than the Preference Shareholders) shall execute, in favour of the Preference Shareholders a power of attorney in an agreed form authorising the Preference Shareholders to sign all documents and take all steps for and on behalf of them in connection with the sale under these Articles, provided that such acquisition is conducted by an Acquirer independent from BAPE Group or Lehman Brothers Group at a fair market price of not less than any other offered consideration for the time being.

REDEMPTION

71.	So long as there has not been a Qualified IPO or a Liquidation Event, any holder of Preference Shares shall have the right at any time and from time to time commencing from June 30, 2009 to require and demand the Company to redeem all (but not part) of its Preference Shares (such holder of Preference Shares requesting redemption, the “Redeeming Preference Shareholder”), and the Company shall, unless prohibited by applicable law, redeem all of such Redeeming Preference Shareholder’s Preference Shares within thirty (30) days from the date of the redemption notice given to the Company.

72.	The initial redemption price (“Redemption Price”) payable on the Redeeming Preference Shareholder’s Series A Preference Share is, subject to adjustment for combinations, consolidations, subdivisions, or stock splits or the like with respect to such shares, the total of:

(a)	the amount of any dividend relating to such Series A Preference Shares which has been declared by the Company but unpaid, to be calculated up to and including the redemption date (as defined below); and

(b)	the Redeeming Preference Shareholder’s Original Contribution.

73.	Redemption of the Preference Shares is effected by the holder thereof giving the Company not less than 30 days’ notice (“redemption notice”) at any time after June 30, 2009. The redemption notice shall specify the number of Preference Shares to be redeemed, the date of the redemption (“redemption date”) and the place at which the certificates for the Preference Shares are to be presented for redemption.

74.	On the redemption date the holder of the Preference Shares who has served the redemption notice is bound to deliver to the Company at the place stated in the redemption notice the certificate (or certificates) for those shares (or, in the case of lost certificates, an indemnity in a form reasonably satisfactory to the Directors). On receipt, the Company shall pay to the holder (or, in the case of joint holders, to the holder whose name stands first in the register in respect of the Preference Shares) the redemption money due to it.

CONVERSION

75.	The holders of Preference Shares shall have conversion rights as follows:

(a)	Right to Convert. Unless converted earlier pursuant to Article 75 (b) below, each Series A Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such Preference Shares, into such number of fully paid and non-assessable Ordinary Shares as determined by dividing (i) in the case of Lehman Brothers Group, US$12.28416, and (ii) in the case of BAPE Group and Alpha, US$4.9065, by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Series A Preference Shares (the “Series A Conversion Price”) shall initially be (i) in the case of Lehman Brothers Group, US$12.28416, and (ii) in the case of BAPE Group and Alpha, US$4.9065, per Ordinary Share. For the avoidance of doubt, each of Lehman Brothers Group and BAPE Group and Alpha shall in respect of their Series A Preference Shares have different Series A Conversion Prices, as initially determined above and subject to adjustments as hereinafter provided.

(b)	Automatic Conversion. Each Preference Share shall, subject to the Company being permitted by all applicable laws to effect the conversion thereof, automatically be converted into Ordinary Share at the then effective applicable Series A Conversion Price in accordance with Article 75 (a) upon the closing of a fully underwritten Qualified IPO (such event being referred to herein as an “Automatic Conversion”).

On and after the date of an Automatic Conversion, notwithstanding that any certificates for the Preference Shares shall not have been surrendered for conversion, the Preference Shares evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the Ordinary Shares to which such holder shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Ordinary Shares to which it shall be entitled and (iii) with respect to dividends declared but unpaid on Preference Shares prior to such conversion date.

76.	Mechanics of Conversion.

(a)

The Directors may effect a conversion of Series A Preference Shares in any manner permitted by applicable law, including (A) redeeming or purchasing the relevant Series A Preference Shares and immediately applying the proceeds towards payment for such number of Ordinary Shares calculated in accordance with these Articles or (B) varying the rights attaching to the Series A Preference Shares. For the purposes of any purchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business immediately following the date upon which such payment is to be made, make payments out of its capital or share premium account. For the purpose of any conversion by variation of rights attaching to Series A Preference Shares pursuant to and in accordance with the section of these Articles headed “Conversion” alone, each Shareholder of Series A Preference Shares shall be deemed to have given its consent to such variation without the need for any notice to be given by/to such Shareholder. Any Series A Preference Shares converted by way of redemption shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of those Series A Preference Shares accordingly; but the conversion by way of redemption shall not be taken as reducing the amount of the Company’s authorised share capital.

(b)	No fractional Ordinary Shares shall be issued upon conversion of the Preference Shares. All Ordinary Shares (including any fractions thereof) issuable upon conversion of Preference Shares by a holder thereof shall be aggregated for purposes of determining whether the issuance would result in the issuance of any fractional share. In lieu of any fractional shares to which the holder thereof would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, unless the payment would amount to less than US$50.00 in aggregate payable to any single converting holder of Preference Shares in which case such amount will not be distributed but shall be retained for the benefit of the Company.

(c)	Before any holder of the Preference Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, such holder shall give not less than two (2) Business Days prior written notice to the Company at such office that it elects to convert the same and surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preference Shares on the expiry of such fourteen (14) day period; provided, however, that in the event of an Automatic Conversion pursuant to Article 75(b), the outstanding Preference Shares shall, subject to compliance with all applicable laws, be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Ordinary Shares issuable upon such Automatic Conversion unless the certificates evidencing such Preference Shares are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed.

(d)	The Company shall, as soon as practicable after such delivery, or such notification in the case of a lost certificate (subject to of an indemnity by the holder in a form reasonably satisfactory to the Directors), issue and deliver at such office to such holder of the Preference Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be made on the date on which the relevant entries are made on the Register of Members in respect of such conversion, and the person or persons entitled to receive Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preference Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preference Shares being converted. Where an Automatic Conversion is effect by the redemption or purchase of the relevant Series A Preference Shares and the issue of Ordinary Shares, the Directors shall ensure that entries on the register of members of the Company recording the redemption or purchase of the Series A Preference Shares and issue of the Ordinary Shares are made on the date that the Company’s Ordinary Shares are listed on the relevant exchange pursuant to the Qualifying IPO.

77.	Adjustments to Conversion Price.

(a)	Adjustments for Dividends, Splits, Subdivisions, Combinations, or Consolidation of Ordinary Shares. In the event the number of Ordinary Shares shall be increased by a Share dividend payable in Ordinary Shares, stock split, subdivision, or other similar transaction, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of Ordinary Shares. In the event the number of Ordinary Shares shall be decreased by a reverse stock split, combination, consolidation, or other similar transaction, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of Ordinary Shares.

Except to the limited extent provided for in the case of a reverse stock split, combination, consolidation or other similar transaction or the readjustment set out in the previous paragraph of Article 77(a), no adjustment of the Series A Conversion Price pursuant to Article 77 shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

(b)	Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive, any distribution payable in securities of the Company other than Ordinary Shares and other than as otherwise adjusted in this section of these Articles headed “Conversion”, then and in each such event provision shall be made so that the holders of Preference Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company which they would have received had their Preference Shares been converted into Ordinary Shares immediately prior to such record date or on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this section of these Articles headed “Conversion” with respect to the rights of the holders of Preference Shares. If the Company shall declare a distribution payable in securities of other persons, evidence of indebtedness of the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in this Article 77(b), the holders of Preference Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their Preference Shares are convertible as of the record date fixed for determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(c)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preference Shares shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preference Shares shall be convertible into, in lieu of the number of Ordinary Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of such other class or classes of stock into which the Ordinary Shares that would have been subject to receipt by the holders of Preference Shares upon conversion of such Preference Shares immediately before that change would have been changed into.

(d)	Adjustments on Issuance of Additional Stock. If the Company shall issue any “Additional Stock” (as defined below) for a consideration per share (“New Purchase Price”) less than any Preference Shareholder’s Series A Conversion Price in effect on the date and immediately prior to such issue, then and in each such event unless as otherwise agreed by such Preference Shareholder, such Preference Shareholder’s Series A Conversion Price shall be reduced, concurrently with such issue, to a price equal to the New Purchase Price.

For purposes of this Article 77(d), “Additional Stock” shall mean all Ordinary Shares issued by the Company and/or issuable under any rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or any securities convertible or exchangeable into Ordinary Shares, after the date on which the Series A Preference Shares were first issued (“Series A Original Issue Date”) other than Ordinary Shares issued or issuable at any time (I) upon conversion of Preference Shares; (II) upon exercise of warrants, rights or options outstanding as at the Series A Original Issue Date (including any Ordinary Shares into which outstanding Preference Shares are convertible); (III) to officers, directors, and employees of, and consultants to, the Company pursuant to the Company’s equity incentive plan; (IV) as a dividend or distribution with respect to the Preference Shares; or (V) pursuant to equipment financing or leasing arrangements or bank financing transactions or in connection with business combinations or corporate partnering agreements or other similar arrangements approved by the Directors.

For the purpose of making any adjustment to the Series A Conversion Price as provided above, the consideration received by the Company for any issue or sale of Ordinary Shares shall be computed:

(i)	to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

(ii)	to the extent it consists of property other than cash, at the fair market value of that property as reasonably determined in good faith by the Directors; and

(iii)	if Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Directors to be allocable to such Ordinary Shares.

If the Company (1) grants any rights or options to subscribe for, purchase, or otherwise acquire Ordinary Shares, or (2) issues or sells any security convertible or exchangeable into Ordinary Shares, then, in each case, the price per Ordinary

Share issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by the maximum number of Ordinary Shares issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of Ordinary Shares issuable on exercise or conversion at the price per share determined under this Article 77(d), and the Series A Conversion Price, will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of such Series A Conversion Price will be made as a result of the actual issuance of Ordinary Shares on the exercise of any such rights or options or the conversion of any such convertible securities.

Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Ordinary Shares, the Series A Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Ordinary Shares. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Series A Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (1) the issuance of only the number of Ordinary Shares actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

(e)	Other Adjustment Events. If the holders of at least a majority of the then outstanding Preference Shares reasonably determine that an adjustment should be made to the Series A Conversion Price as a result of one or more events or circumstances not referred to in this Article 77, the Company shall request such firm of internationally recognized independent accountants jointly selected by the Company and such holders, acting as experts, to determine as soon as practicable what adjustment (if any) to the Series A Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect, and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination. The costs, fees and expenses of the accountants selected shall be borne by the Company.

(f)	Extension of General Offer. So long as any Preference Shares are outstanding and the Company becomes aware that an offer is made or an invitation is extended to all holders of Ordinary Shares generally to acquire all or some of the Ordinary Shares or any scheme or arrangement is proposed for that acquisition, the Company shall forthwith give notice to all holders of Preference Shares and the Company shall use its best endeavours to ensure that there is made or extended at the same time a similar offer or invitation, or that the scheme or arrangement is extended, to each holder of Preference Shares, as if its conversion rights had been fully exercised on a date which is immediately before the record date for the offer or invitation or the scheme or arrangement at the Series A Conversion Price applicable at that time.

(g)	Notices Regarding Winding-up. If, at any time when any Preference Shares are outstanding, a notice is given announcing the convening of a meeting of the members of the Company for the purpose of passing a resolution for the winding up of the Company, the Company forthwith shall give notice to all holders of Preference Shares. Each such holder shall be entitled at any time within two (2) weeks after the date on which such notice is given (but not thereafter) to elect by notice in writing delivered to the Company to be treated as if it had, immediately before the date of the passing of such resolution, exercised its conversion rights in respect of all Preference Shares of which it is the holder and it shall be entitled to receive an amount equal to the amount which it would have received had it been the holder of Ordinary Shares to which it would have become entitled by virtue of such exercise.

(h)	No Adjustment. No adjustment of the Series A Conversion Price shall be made in an amount less than US$0.01 per Preference Share.

78.	No Impairment. The Company will not, by amendment of the Memorandum and these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this section of these Articles headed “Conversion” and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preference Shares against impairment.

79.	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this section of these Articles headed “Conversion”, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to each holder of Preference Shares subject to such adjustment or readjustment, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable conversion price then in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preference Shares.

80.	Notices of Record Date. In the event that the Company shall propose at any time:

(a)	to declare any dividend or distribution upon its Ordinary Shares or other class or series of shares, whether in cash, property, stock, or other securities, and whether or not a regular cash dividend;

(b)	to offer for subscription pro rata to the holders of any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property, assets or business, or a majority of the capital stock of the Company, or to liquidate, dissolve, or wind up;

then, in connection with each such event, the Company shall send to the holders of Preference Shares:

(i)	at least 30 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (c) and (d) of this Article 80; and

(ii)	in the case of the matters referred to in subparagraphs (c) and (d) of this Article 80, at least 30 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preference Shares at the address for each such holder as shown on the books of the Company.

81.	Issue Taxes. The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of Ordinary Shares on conversion of Preference Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

82.	Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of Preference Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, the Shareholders will take such corporate action as may be necessary to increase the authorized but unissued Ordinary Shares to such number as shall be sufficient for such purpose, including, without limitation, approving of any necessary amendment to its Memorandum or Articles of Association.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

83.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members the register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

84.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

85.	If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

86.	The Directors may, whenever they think fit, convene a general meeting of the Company.

87.	General meetings shall also be convened on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up voting share capital of the Company deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

88.	If at any time there are no Directors, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

89.	At least ten (10) Business Days’ notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

90.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

91.	No business shall be transacted at any general meeting unless a quorum is present. A general meeting is duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy: (i) the holders of Series A Preference Shares holding not less than an aggregate of 50% of the outstanding Series A Preference Shares; and (ii) the holders of Ordinary Shares being not less than an aggregate of 50% of all Ordinary Shares in issue.

92.	A general meeting will be adjourned to the same time and place seven (7) Business Days later if a quorum is not present at that general meeting. If at such adjourned meeting a quorum is still not present within forty-five minutes from the time appointed for the meeting, the Shareholders present shall constitute a quorum. Except for the business as outlined in the notice to Shareholders, no other business shall be transacted thereat.

93.	Each Series A Preference Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such Series A Preference Shares into Ordinary Shares. The Series A Preference Shareholders and the other Shareholders shall vote together and not as a separate class.

94.	Any general meeting may be held, and any shareholder or as the case may be director may participate in such meeting, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are capable of hearing each other; and such participation shall be deemed to constitute presence in person at the meeting.

95.	Subject to provisions of these Articles, all business carried out at a general meeting shall be deemed special and be approved by a Special Resolution with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the Directors or of the Company’s auditors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

96.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

97.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman of that meeting.

98.	The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

99.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

100.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

101.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

102.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

103.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

104.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

105.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

106.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid.

107.	On a poll votes may be given either personally or by proxy.

108.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member.

109.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

110.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

111.	A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

112.	Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

DIRECTORS

113.	The maximum number of persons comprising the Board of Directors shall be seven (7) unless otherwise agreed by a majority vote of the Shareholders and consented to by Preference Shareholder(s) then holding no less than 51% of the issued Series A Preference Shares.

114.	Preference Shareholder(s) holding no less than 51% of the issued and outstanding Series A Preference Shares shall be entitled, by written notice to the Company, to nominate and elect one (1) person to the Board as director and to remove such directors nominated by it and to nominate and elect another person to replace the person removed.

115.	So long as the BVI is the legal and beneficial owner of not less than 51% of all the Shares, it shall be entitled to, by the written notice to the Company, Baring and Lehman Brothers, to nominate and elect four (4) persons to the Board as directors, and to remove such director nominated by it and to nominate and elect other persons to replace the persons removed.

115A

BVI shall be entitled, by written notice to the Company, and with the approval of Preference Shareholder(s) holding no less than 51% of the issued and outstanding Series A Preference Shares, to nominate and elect one (1) person to the Board as an independent director, and to remove such director nominated by it (provided at any such removal shall not require the approval of the Preference Shareholders as aforesaid) and nominate (subject to the provisions of this Article) another person to replace the person removed.

116.	The Board of Directors shall consist of one (1) person to be nominated by Baring, four (4) persons to be nominated by BVI under Article 115, one (1) person to be nominated by BVI under Article 115A and one (1) person to be nominated by a unanimous resolution of all of the Shareholders.

117.	In relation to meetings of the Board, each director shall be given not less than ten (10) Business Days’ written notice of meetings, but any meeting held without such notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting in writing; and for this purpose, the presence of a director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting.

118.	Subject to the provisions of these Articles, the Company may by Special Resolution appoint any person to be a Director.

119.	Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Special Resolution.

120.	Subject to the provisions of these Articles, the Company may by Special Resolution from time to time fix the maximum and minimum number of Directors to be appointed.

121.	The remuneration of the Directors may be determined by the Board of Directors or by the Company by Ordinary Resolution.

122.	There shall be no shareholding qualification for Directors unless determined otherwise by the Company by Ordinary Resolution.

123.	The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company under these Articles.

ALTERNATE DIRECTOR

124.	Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

125.

Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing

Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

126.	Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business and affairs of the Company shall be managed by the Directors in the best interest of the Company. After the date hereof, neither the Members, nor any of their Associates will enter into any contract, agreement, arrangement or other transaction with the Company or any of its subsidiaries unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such transaction is conducted, as the case may be, are fair to the Company or such subsidiary and are not less favourable than those obtainable in an arm’s length relationship.

127.	The Directors may from time to time appoint any person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any person appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

128.	The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

129.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

130.	The Board shall establish an audit committee, a compensation committee and an investment committee of the Company or its subsidiary on or before Completion, in which (i) each of the audit committee, the compensation committee and the investment committee consists of three (3) members, of which Baring shall have the right to nominate and appoint one (1) member on each of the audit committee and the compensation committee of the Board, (ii) the audit committee of the Board shall be responsible for and in charge of the appointment of the auditors of the Company, the internal financial control and review, financial system improvement and maintenance and all corporate governance issues, (iii) the compensation committee of the Board shall be responsible for and in charge of the terms and conditions of appointment of and the compensation and salaries (including any ESOP) of the senior management personnel of the Company, (iv) the investment committee of the Board shall be responsible for and in charge of the decision-making for all major investments, and mergers and acquisitions; and (v) each of the audit committee, the compensation committee and the investment committee shall meet at least once every quarter.

131.	In the event of the occurrence of the Drag Along Event as provided in these Articles, the compensation committee of the Directors shall use its reasonable endeavours to negotiate with the Acquirer (as defined in Article 68) to offer to the senior management personnel of the Company at that time, a reasonable remuneration package with terms consistent with industry standards. This Article shall not be construed as a condition to the exercise of the Drag Along Right in Article 68, 69 and 70, and does not operate and should not be regarded as a guarantee that any reasonable remuneration package will be offered, if at all, to the senior management personnel of the Company.

132.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

133.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

134.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

135.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

136.	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

MATTERS REQUIRING CONSENT OF PREFERENCE SHAREHOLDERS

137.	Regardless of any other provisions of these Articles, but subject to all applicable laws, the Shareholders shall each take all steps necessary to ensure that the Company shall not carry out any of the following actions, and no affirmative Board of Directors’ resolution or Members’ resolution shall be adopted to approve or carry out the same, except with the prior written consent of Preference Shareholders then holding no less than 51% of the issued Series A Preference Shares (provided that Preference Shareholder(s) holding no less than 51% of the issued Series A Preference Shares then outstanding shall consult Lehman Brothers before providing any such consent; it being understood that, notwithstanding any such consultation, any final decision with respect to such consent shall be made by such Preference Shareholder(s)):

(a)	any amendment, modification or change of any rights, preferences, privileges or powers of, or any restrictions provided for the benefit of, the Series A Preference Shares;

(b)	any action that authorises, creates or issues Shares of any class in the Company having rights superior to the Series A Preference Shares, whether in terms of voting rights or of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company, or having rights on a parity in all respects with the Series A Preference Shares;

(c)	any action that reclassifies or converts any issued Shares of the Company into Shares having rights superior to the preference or priority of the Series A Preference Shares, whether in terms of voting rights or of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company, or having rights on a parity in all respects with the Series A Preference Shares;

(d)	any amendment, modification or change to or of the memorandum or articles of association or other similar documents of the Company that will directly or indirectly affect adversely the rights of the Series A Preference Shares;

(e)	any merger, sale, acquisition, consolidation or reorganisation of the Company with or into one or more corporations or any other entity(ies) (other than a merger or consolidation involving only the Company and its wholly owned Subsidiary) or any other transaction or series of related transactions (such merger, sale, acquisition, consolidation, reorganisation and transactions to be collectively referred to as “Transaction”), in which the Company or its Members immediately prior to such Transaction will not, as a result of or subsequent to the Transaction, hold a majority of the voting power of the surviving or resulting entity;

(f)	the sale or Disposal of or creation of any encumbrance over all or substantially all of the assets or any assets of the Company (including without limitation the Company’s interest in any of its Subsidiaries or the intellectual property or business in connection with any of its products as may be developed from time to time);

(g)	the commencement of any liquidation, dissolution, winding up or termination of the Company;

(h)	any borrowing or other incurrence of indebtedness (including the assumption of contingent liability under any guarantee, surety or indemnity but excluding any trade debts owed or trade credits granted) by the Company (in one transaction or a series of related transactions) in excess of US$100,000.00 within any 12-month period;

(i)	any material alteration or change in the business scope of the Company as set out in the Company’s constitutional document or approved business plan or any material change in the Company’s business plan or any material change in the Company’s approved annual budget;

(j)	any increase in aggregate compensation (including all benefits) of any of the five (5) most highly compensated employees or officers of the Company by more than 50% in any twelve (12)-month period;

(k)	any public offering of Shares of the Company that does not meet the requirements of a Qualified IPO;

(l)	any purchase or lease of any interest in land or real property or any other asset or equipment or the making of any investment, except for (i) any lease of land, real property, asset or equipment which does not exceed US$100,000.00 within a 12–month period and (ii) any purchase of equipment not exceeding US$100,000.00 within a 12-month period;

(m)	any change in the maximum number of directors of the Company, or the appointment or removal of the Chief Executive Officer, Chief Financial Officer, Chief Operation Officer and Chief Technology Officer of the Company;

(n)	the declaration or payment of any dividend or other distribution on the Ordinary Shares;

(o)	the entry into of any contract, agreement or arrangement with any person related to any Director or holders of Ordinary Shares or which is other than at arm’s length;

(p)	any change in the authorised or issued Shares of the Company, or any issue or allotment of any Shares in the Company or any issue or grant of any Shares conferring on any person a right to acquire any Shares in the Company (except where such new issue or allotment falls within the exceptions in Right of First Offer hereof;

(q)	the adoption, termination or material amendment of, or any increase or decrease in the number of options or shares which may be granted under any ESOP; and

(r)	the terms and conditions of appointment of and the compensation and salaries payable to any senior management personnel of the Company including without limitation the Chief Executive Officer, Chief Financial Officer, Chief Operation Officer and Chief Technology Officer of any Group Company, and any variations to any of such terms, conditions, compensation or salaries.

138.	So long as Lehman Brothers is the owner of no less than 5% of all issued and outstanding share capital of the Company on a fully-diluted and as-converted basis, and subject to all applicable laws, the Shareholders shall each take all steps necessary to ensure that the Company shall not carry out any of the following actions, and no affirmative Board of Directors’ resolution or Members’ resolution shall be adopted to approve or carry out the same, except with the prior written consent of Lehman Brothers:

(a)	any amendment, modification or change of any rights, preferences, privileges or powers of, or any restrictions provided for the benefit of, the Series A Preference Shares;

(b)	any amendment, modification or change to or of the memorandum or articles of association or other similar documents of any of the Group Companies that will directly or indirectly affect adversely the rights of the Series A Preference Shares; and

(c)	any registered public offering (“IPO”) that does not meet the requirements of a Qualified IPO.

INITIAL PUBLIC OFFERING

139.	It is the intention of the Members to seek an IPO of Shares of the Company (or as the case may be, Shares of the relevant entity resulting from any merger, reorganisation or other arrangements made by the Company for the purposes of public offering) (“IPO Shares”) in the United States of America, London, Hong Kong, Singapore or a reputable stock exchange in any other jurisdiction as determined by the Company provided that any such IPO shall be a Qualified IPO.

BORROWING POWERS OF DIRECTORS

140.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

141.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

142.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

143.	Notwithstanding the foregoing, a Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

144.	Subject to the provisions of these Articles, the office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or resigns his office by notice in writing to the Company;

(c)	is found to be or becomes of unsound mind;

(d)	is removed from office by Special Resolution; or

(e)	is removed from office by notice addressed to him at his last known address and signed by all his co-Directors (not being less than two in number).

PROCEEDINGS OF DIRECTORS

145.	The Directors shall convene at least four (4) meetings in each fiscal year. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

146.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

147.	One (1) director appointed by the Preference Shareholders pursuant to Article 114 plus two (2) directors appointed by BVI constitute a quorum. A resolution signed by a majority of the directors (including at least one director nominated by Baring) of the Board or any Subsidiary Board, entitled to receive notice of a meeting of such directors shall be as valid and effectual for all purposes as a resolution of such directors duly passed at a meeting of the Board (or Subsidiary Board, as the case may be) duly convened, held and constituted provided that: (i) where such resolution is in relation to any contract or arrangement in which a director or directors are interested, it shall not be effective unless the number of directors signing the resolution who are not interested in the contract or arrangement would have constituted a quorum of directors if a meeting had been held for the purpose of considering the contract or arrangement; (ii) when a director has approved a resolution by facsimile, the original of the signed copy shall be deposited with the relevant Group Company in its registered office or such other office as the relevant Group Company may designate for this purpose from time to time by such director as soon as possible thereafter. Any such resolution may consist of several documents, provided each such document is signed by one or more directors; and (iii) resolutions relating to matters provided in Article 137 shall not be effective unless and until any consent of Preference Shareholder(s) then holding no less than 51% of the issued Series A Preference Shares required under Article 137 has been obtained. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

148.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

149.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

150.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

151.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

152.	When the chairman of a meeting of the Directors signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

153.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

154.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

155.	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

156.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

157.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DIVIDENDS

158.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefore, provided that no dividends or other distributions shall be declared, paid or distributed (whether in cash or otherwise) on any Ordinary Share or any other class of shares unless and until a dividend in the like amount and kind has first been declared on the Series A Preference Shares on an as-if-converted basis and has been paid in full to the Series A Preference Shareholders.

159.	The Series A Preference Shareholders shall be entitled to receive out of any funds legally available therefor, when and if declared by the Directors, dividends at the rate and in the amount as the Directors consider appropriate.

160.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than shares) as the Directors may from time to time think fit.

161.	Any dividend may be paid by cheque sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

162.	The Directors when paying dividends to the Members in accordance with the provisions of these Articles may make such payment either in cash or in specie.

163.	Subject to any rights and restrictions for the time being attached to any class or classes of shares (including, without limitation, any right to distributions on the occurrence of any Liquidation Event), all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

164.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

165.	No dividend shall bear interest against the Company.

ACCOUNTS AND AUDIT

166.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

167.	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

168.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

169.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

CAPITALISATION OF PROFITS

170.	Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

171.	The Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

172.	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

NOTICES

173.	Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

174.	Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

175.	Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted, or, (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

176.	Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

177.	Notice of every general meeting of the Company shall be given to:

(a)	all Members holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

INDEMNITY

178.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere, unless otherwise stipulated by the Share Subscription Agreement and the Amended and Restated Shareholders Agreement.

179.

No such Director, alternate Director, Secretary, Assistant Secretary or other officer of the Company (but not including the Company’s auditors) shall be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

NON-RECOGNITION OF TRUSTS

180.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

LIQUIDATION

181.	Subject to applicable law (including, if applicable, the satisfaction of all creditors’ claims), if a Liquidation Event occurs, then subject to the Article 182, all the assets and funds of the Company available for distribution to members shall be distributed pro rata among all the holders of Preference Shares (on an as if converted basis) and Ordinary Shares.

182.	Notwithstanding the immediately preceding Article, if the Liquidation Event is a Sale Event, then instead of receiving the distributions in accordance with the Article 181 above, and subject to applicable law (including, if applicable, the satisfaction of all creditors’ claims), each of the Preference Shareholders shall be entitled, in its absolute discretion and election, to receive either:

(a)	a portion of the proceeds of such Sale Event, in the form of cash, shares or other assets payable under such Sale Event, in proportion to the shareholding of such holder of Preference Shares in the Company (on an as-if-converted basis);

(b)	in respect of any Preference Shareholder other than Baring, if the selling price of the Company is less than US$175,000,000.00 in a Sale Event, (i) a cash amount equal to 1.5 times such Preference Shareholder’s Original Contribution, plus all declared but unpaid dividends and distributions on its Preference Shares, and (ii) after the amount as set forth in Article 182(b)(i) has been fully paid to the Preference Shareholders, any remaining assets and funds of the Company available for distribution shall be distributed pro rata among all the Members; or

(c)	in respect of Baring, if the selling price of the Company is less than US$100,000,000.00 in a Sale Event, (i) a cash amount equal to 1.5 times such Preference Shareholder’s Original Contribution, plus all declared but unpaid dividends and distributions on its Preference Shares, and (ii) after the amount as set forth in Article 182(c)(i) has been fully paid to the Preference Shareholders, any remaining assets and funds of the Company available for distribution shall be distributed pro rata among all the Members, and the holders of Ordinary Shares hereto (other than the Preference Shareholders) shall procure that the proceeds of such Sale Event shall be applied and paid in such manner as required by the holders of Preference Shares to give effect to this Article 182 and shall take and procure the taking of all necessary actions to give effect to this Article 182 including without limitation the Directors and/or the Company’s members passing any necessary resolutions for the distribution of such proceeds to the holders of Preference Shares and the giving of payment direction to the payer of such proceeds to pay the relevant amount of the proceeds directly to the holders of Preference Shares.

AMENDMENT OF ARTICLES OF ASSOCIATION

183.	Subject to the Companies Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

REGISTRATION BY WAY OF CONTINUATION

184.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.